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                                                               Exhibit 23.2

                       INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-66947 of Summit Technology, Inc. (the "Company") on Form S-4 of our report dated March 17, 1999 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle described in Note 2 to the consolidated financial statements), appearing in the Company's Current Report on Form 8-K dated March 23, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

March 23, 1999